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                                                                  Exhibit 10.24


                           FIRST POTOMAC REALTY TRUST

                          2003 EQUITY COMPENSATION PLAN


         The purpose of the First Potomac Realty Trust 2003 Equity Compensation Plan (the "Plan") is to provide (i) designated employees of First Potomac Realty Trust (the "Trust") and its subsidiaries and affiliates, (ii) certain consultants and advisors who perform services for the Trust or its subsidiaries and affiliates and (iii) non-employee members of the Board of Trustees of the Trust (the "Board") with the opportunity to receive grants of incentive stock options, nonqualified stock options, share appreciation rights, share awards, performance units and equity-based awards. The Trust believes that the Plan will encourage the participants to contribute materially to the growth of the Trust, thereby benefitting the Trust's shareholders, and will align the economic interests of the participants with those of the shareholders.

        1.      Administration

        (a) Committee. The Plan shall be administered by the Compensation Committee of the Trust (the "Committee"), which shall consist of two or more persons who are "outside directors" as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and related Treasury regulations, and "non-employee directors" as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). However, the Board may ratify or approve any grants as it deems appropriate, and the Board shall approve and administer all grants made to non-employee trustees. The Committee may delegate authority to one or more subcommittees, as it deems appropriate. To the extent that the Board or a subcommittee administers the Plan, references in the Plan to the "Committee" shall be deemed to refer to such Board or such subcommittee.

        (b) Committee Authority. The Committee shall have the sole authority to (i) determine the individuals to whom grants shall be made under the Plan,
(ii) determine the type, size and terms of the grants to be made to each such individual, (iii) determine the time when the grants will be made and the duration of any applicable exercise or restriction period, including the criteria for exercisability and the acceleration of exercisability, (iv) amend the terms of any previously issued grant, so long as no previously granted option is repriced, replaced or regranted through cancellation or by lowering the option exercise price, unless the shareholders of the Trust provide prior approval, and (v) deal with any other matters arising under the Plan.

        (c) Committee Determinations. The Committee shall have full power and authority to administer and interpret the Plan, to make factual determinations and to adopt or amend such rules, regulations, agreements and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. The Committee's interpretations of the Plan and all determinations made by the Committee pursuant to the powers vested in it hereunder shall be conclusive and binding on all persons having any interest in the Plan or in any awards granted hereunder. All powers of the Committee shall be executed in its sole discretion, in the best interest of the Trust, not as a fiduciary, and in keeping with the objectives of the Plan and need not be uniform as to similarly situated individuals.

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        2.      Grants

        Awards under the Plan may consist of grants of incentive stock options as described in Section 5 ("Incentive Stock Options"), nonqualified stock options as described in Section 5 ("Nonqualified Stock Options") (Incentive Stock Options and Nonqualified Stock Options are collectively referred to as "Options"), share awards as described in Section 6 ("Share Awards"), share appreciation rights as described in Section 7 ("SARs"), performance units as described in Section 8 ("Performance Units"), and other equity-based awards as described in Section 9 ("Equity Awards") (hereinafter collectively referred to as "Grants"). All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with this Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (the "Grant Instrument"). All Grants shall be made conditional upon the Grantee's acknowledgement, in writing or by acceptance of the Grant, that all decisions and determinations of the Committee shall be final and binding on the Grantee, his or her beneficiaries and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the grantees.

        3.      Shares Subject to the Plan

        (a) Shares Authorized. Subject to adjustment as described below, the aggregate number of common shares of beneficial interest, $0.001 par value, of the Trust ("Common Shares") that may be issued or transferred under the Plan is 660,000 Common Shares, plus 11% of any additional shares issued in the Trust's initial public offering due to any increase in the size of the Trust's initial public offering and/or the exercise by the underwriters of the over-allotment option, up to a maximum of 910,800 Common Shares; provided, however, that no more than 18.2% of the Common Shares authorized for issuance under the Plan shall be available for issuance as Share Awards. The maximum aggregate number of Common Shares that shall be subject to Grants made under the Plan to any individual during any calendar year shall be 400,000 Common Shares, subject to adjustment as described below. The Common Shares may be authorized but unissued Common Shares or reacquired Common Shares, including Common Shares purchased by the Trust on the open market for purposes of the Plan. If and to the extent Options or SARs granted under the Plan terminate, expire, or are canceled, forfeited, exchanged or surrendered without having been exercised or if any Share Awards, Performance Units or Equity Awards (including restricted Share Awards received upon the exercise of Options) are forfeited, the Common Shares subject to such Grants shall again be available for purposes of the Plan.

        (b) Adjustments. If there is any change in the number or kind of Common Shares outstanding (i) by reason of a share dividend, spinoff, recapitalization, share split, or combination or exchange of shares, (ii) by reason of a merger, reorganization or consolidation, (iii) by reason of a reclassification or change in par value, or (iv) by reason of any other extraordinary or unusual event affecting the outstanding Common Shares as a class without the Trust's receipt of consideration, or if the value of outstanding Common Shares is substantially reduced as a result of a spinoff or the Trust's payment of an extraordinary dividend or

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distribution, the maximum number of Common Shares available for Grants, the maximum number of Common Shares that may be issued as Share Awards, the maximum number of Common Shares that any individual participating in the Plan may be granted in any year, the number of Common Shares covered by outstanding Grants, the kind of shares issued under the Plan, and the price per Common Share or the applicable market value of such Grants may be appropriately adjusted by the Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued Common Shares to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under such Grants; provided, however, that any fractional Common Shares resulting from such adjustment shall be eliminated. Any adjustments determined by the Committee shall be final, binding and conclusive.

        4.      Eligibility for Participation

        (a) Eligible Persons. All employees of the Trust and its subsidiaries and affiliates, including, but not limited to, employees of First Potomac Realty Investment Limited Partnership, a Delaware limited partnership in which the Trust is the general partner, ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Trustees") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Trust or any of its subsidiaries and affiliates ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Trust or its subsidiaries and affiliates, the services are not in connection with the offer and sale of securities in a capital-raising transaction and the Key Advisors do not directly or indirectly promote or maintain a market for the Trust's securities.

        (b) Selection of Grantees. The Committee shall select the Employees, Non-Employee Trustees and Key Advisors to receive Grants and shall determine the number of Common Shares subject to a particular Grant in such manner as the Committee determines. Employees, Key Advisors and Non-Employee Trustees who receive Grants under this Plan shall hereinafter be referred to as "Grantees".

        5.      Granting of Options

        (a) Number of Shares. The Committee shall determine the number of Common Shares that will be subject to each Grant of Options to Employees, Non-Employee Trustees and Key Advisors.

        (b)     Type of Option and Price.

                (i) The Committee may grant Incentive Stock Options that are intended to qualify as "incentive stock options" within the meaning of section 422 of the Code or Nonqualified Stock Options that are not intended so to qualify or any combination of Incentive Stock Options and Nonqualified Stock Options, all in accordance with the terms and conditions set forth herein. Incentive Stock Options may be granted only to employees of the Trust or its subsidiaries (as defined in section 424(f) of the Code). Nonqualified Stock Options may be granted to Employees, Non-Employee Trustees and Key Advisors.

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                (ii) The purchase price (the "Exercise Price") of Common Shares subject to an Option shall be determined by the Committee and shall be equal to or greater than the Fair Market Value (as defined below) of a share of Common Shares on the date the Option is granted; provided, however, that an Incentive Stock Option may not be granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Trust or any parent or subsidiary of the Trust, unless the Exercise Price per share is not less than 110% of the Fair Market Value of the Common Shares on the date of grant.

                (iii) If the Common Shares are publicly traded, then the Fair Market Value per Common Share shall be determined as follows: (x) if the principal trading market for the Common Shares is a national securities exchange or the Nasdaq National Market, the last reported sale price thereof on the relevant date or (if there were no trades on that date) the latest preceding date upon which a sale was reported, or (y) if the Common Shares are not principally traded on such exchange or market, the mean between the last reported "bid" and "asked" prices of Common Shares on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or as reported in a customary financial reporting service, as applicable and as the Committee determines. If the Common Shares are not publicly traded or, if publicly traded, are not subject to reported transactions or "bid" or "asked" quotations as set forth above, the Fair Market Value per Common Share shall be as determined by the Committee.

        (c) Option Term. The Committee shall determine the term of each Option. The term of any Option shall not exceed ten years from the date of grant. However, an Incentive Stock Option that is granted to an Employee who, at the time of grant, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Trust, or any parent or subsidiary of the Trust, may not have a term that exceeds five years from the date of grant.

        (d)     Exercisability of Options.

                (i) Options shall become exercisable in accordance with such terms and conditions, consistent with the Plan, as may be determined by the Committee and specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding Options at any time for any reason.

                (ii) The Committee may provide in a Grant Instrument that the Grantee may elect to exercise part or all of an Option before it otherwise has become exercisable. Any Common Shares so purchased shall be restricted Common Shares and shall be subject to a repurchase right in favor of the Trust during a specified restriction period, with the repurchase price equal to the lesser of
(i) the Exercise Price or (ii) the Fair Market Value of such Common Shares at the time of repurchase, or such other restrictions as the Committee deems appropriate.

        (e) Grants to Non-Exempt Employees. Notwithstanding the foregoing, Options granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have an Exercise Price not less than 85% of the Fair Market Value of the

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Common Shares on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such Options may become exercisable, as determined by the Committee, upon the Grantee's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

        (f)     Termination of Employment, Disability or Death.

                (i) Except as provided below, an Option may only be exercised while the Grantee is employed by, or providing service to, the Employer (as defined below) as an Employee, Key Advisor or member of the Board. In the event that a Grantee ceases to be employed by, or provide service to, the Employer for any reason other than Disability, death, or termination for Cause (as defined below), any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within 90 days after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                (ii) In the event the Grantee ceases to be employed by, or provide service to, the Trust on account of a termination for Cause by the Employer, any Option held by the Grantee shall terminate as of the date the Grantee ceases to be employed by, or provide service to, the Employer. In addition, notwithstanding any other provisions of this Section 5, if the Committee determines that the Grantee has engaged in conduct that constitutes Cause at any time while the Grantee is employed by, or providing service to, the Employer or after the Grantee's termination of employment or service, any Option held by the Grantee shall immediately terminate and the Grantee shall automatically forfeit all Common Shares underlying any exercised portion of an Option for which the Trust has not yet delivered the share certificates, upon refund by the Trust of the Exercise Price paid by the Grantee for such Common Shares. Upon any exercise of an Option, the Trust may withhold delivery of share certificates pending resolution of an inquiry that could lead to a finding resulting in a forfeiture.

                (iii) In the event the Grantee ceases to be employed by, or provide service to, the Employer because the Grantee is Disabled, any Option which is otherwise exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options which are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                (iv) If the Grantee dies while employed by, or providing service to, the Employer or within 90 days after the date on which the Grantee ceases to be employed or provide service on account of a termination specified in Section 5(f)(i) above (or within such other period of time as may be specified by the Committee), any Option that is otherwise

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exercisable by the Grantee shall terminate unless exercised within one year after the date on which the Grantee ceases to be employed by, or provide service to, the Employer (or within such other period of time as may be specified by the Committee), but in any event no later than the date of expiration of the Option term. Except as otherwise provided by the Committee, any of the Grantee's Options that are not otherwise exercisable as of the date on which the Grantee ceases to be employed by, or provide service to, the Employer shall terminate as of such date.

                (v) For purposes of this Section 5(f) and Sections 6, 7, 8 and
        9:


                (A) The term "Employer" shall mean the Trust, First Potomac Realty Investment Limited Partnership and any other subsidiary corporation, partnership or other affiliated entity of the Trust, as determined by the Committee.

                (B) "Employed by, or provide service to, the Employer" shall mean employment or service as an Employee, Key Advisor or member of the Board (so that, for purposes of exercising Options and SARs and satisfying conditions with respect to Share Awards, Performance Units and Equity Awards, a Grantee shall not be considered to have terminated employment or service until the Grantee ceases to be an Employee, Key Advisor and member of the Board), unless the Committee determines otherwise.

                (C) "Disability" shall mean a Grantee's becoming disabled within the meaning of section 22(e)(3) of the Code, within the meaning of the Employer's long-term disability plan applicable to the Grantee, or as otherwise determined by the Committee.

                (D) "Cause" shall mean, except to the extent specified otherwise by the Committee, a finding by the Committee that the Grantee (i) has breached his or her employment or service contract with the Employer,
        (ii) has engaged in disloyalty to the Trust, including, without limitation, fraud, embezzlement, theft, commission of a felony or proven dishonesty, (iii) has disclosed trade secrets or confidential information of the Employer to persons not entitled to receive such information, (iv) has breached any written non-competition or non-solicitation agreement between the Grantee and the Employer or (v) has engaged in such other behavior detrimental to the interests of the Employer as the Committee determines.


        (g) Exercise of Options. A Grantee may exercise an Option that has become exercisable, in whole or in part, by delivering a notice of exercise to the Trust. The Grantee shall pay the Exercise Price for an Option as specified by the Committee (w) in cash, (x) with the approval of the Committee, by delivering Common Shares owned by the Grantee (including Common Shares acquired in connection with the exercise of an Option, subject to such restrictions as the Committee deems appropriate) and having a Fair Market Value on the date of exercise equal to the Exercise Price or by attestation (on a form prescribed by the Committee) to ownership of Common Shares having a Fair Market Value on the date of exercise equal to the Exercise Price, (y) payment through a broker in accordance with procedures permitted by Regulation T of the Federal Reserve Board, or (z) by such other method as the Committee may approve, to the extent permitted by applicable law. Common Shares used to exercise an Option shall have been held by the Grantee for the requisite period of time to avoid adverse accounting

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consequences to the Trust with respect to the Option. The Grantee shall pay the
Exercise Price and the amount of any withholding tax due (pursuant to Section
12) as specified by the Committee.

        (h) Reload Options. In the event that Common Shares are used to exercise an Option, the terms of such Option may provide for a Grant of additional Options, or the Committee may grant additional Options, to purchase a number of Common Shares equal to the number of whole Common Shares used to exercise the Option and the number of whole Common Shares, if any, withheld in payment of any taxes. Such Options shall be granted with an Exercise Price equal to the Fair Market Value of the Common Shares on the date of grant of such additional Options, or at such other Exercise Price as the Committee may establish, for a term not longer than the unexpired term of the exercised Option and on such other terms as the Committee shall determine.

        (i) Dividend Equivalents. The Committee may grant dividend equivalents in connection with Options granted under the Plan. Dividend equivalents may be paid currently or accrued as contingent cash obligations and may be payable in cash or Common Shares, and upon such terms as the Committee may establish, including, without limitation, the achievement of specific performance goals.

        (j) Limits on Incentive Stock Options. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year, under the Plan or any other stock option plan of the Trust or a parent or subsidiary, exceeds $100,000, then the Option, as to the excess, shall be treated as a Nonqualified Stock Option. An Incentive Stock Option shall not be granted to any person who is not an Employee of the Trust or a subsidiary (within the meaning of section 424(f) of the Code) of the Trust.

        6.      Share Awards

        The Committee may issue or transfer Common Shares to an Employee, Non-Employee Trustee or Key Advisor under a Share Award, upon such terms as the Committee deems appropriate. The following provisions are applicable to Share
Awards:

        (a) General Requirements. Common Shares issued or transferred pursuant to Share Awards may be issued or transferred for consideration or for no consideration, and subject to restrictions or no restrictions, as determined by the Committee. The Committee may, but shall not be required to, establish conditions under which restrictions on Share Awards shall lapse over a period of time or according to such other criteria as the Committee deems appropriate, including, without limitation, restrictions based upon the achievement of specific performance goals. The period of time during which the Share Awards will remain subject to restrictions will be designated in the Grant Instrument as the "Restriction Period."

        (b) Number of Shares. The Committee shall determine the number of Common Shares to be issued or transferred pursuant to a Share Award and the restrictions applicable to such Common Shares.


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        (c)     Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a period designated in the Grant Instrument as the Restriction Period, or if other specified conditions are not met, the Share Award shall terminate as to all Common Shares covered by the Grant as to which the restrictions have not lapsed, and those Common Shares must be immediately returned to the Trust. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

        (d) Restrictions on Transfer and Legend on Stock Certificate. During the Restriction Period, a Grantee may not sell, assign, transfer, pledge or otherwise dispose of the Common Shares of a Share Award except to a successor under Section 13(a). Each certificate for a share of a Share Award shall contain a legend giving appropriate notice of the restrictions in the Grant. The Grantee shall be entitled to have the legend removed from the stock certificate covering the shares subject to restrictions when all restrictions on such shares have lapsed. The Committee may determine that the Trust will not issue certificates for Share Awards until all restrictions on such Common Shares have lapsed, or that the Trust will retain possession of certificates for shares of Share Awards until all restrictions on such Common Shares have lapsed.

        (e) Right to Vote and to Receive Dividends. Unless the Committee determines otherwise, during the Restriction Period, the Grantee shall have the right to vote shares of Share Awards and to receive any dividends or other distributions paid on such Common Shares, subject to any restrictions deemed appropriate by the Committee, including, without limitation, the achievement of specific performance goals.

        (f) Lapse of Restrictions. All restrictions imposed on Share Awards shall lapse upon the expiration of the applicable Restriction Period and the satisfaction of all conditions imposed by the Committee. The Committee may determine, as to any or all Share Awards, that the restrictions shall lapse without regard to any Restriction Period.

        7.      Share Appreciation Rights

        (a) General Requirements. The Committee may grant share appreciation rights ("SARs") to an Employee, Non-Employee Trustee or Key Advisor separately or in tandem with any Option (for all or a portion of the applicable Option). Tandem SARs may be granted either at the time the Option is granted or at any time thereafter while the Option remains outstanding; provided, however, that, in the case of an Incentive Stock Option, SARs may be granted only at the time of the Grant of the Incentive Stock Option. The Committee shall establish the base amount of the SAR at the time the SAR is granted. Unless the Committee determines otherwise, the base amount of each SAR shall be equal to the per share Exercise Price of the related Option or, if there is no related Option, the Fair Market Value of a share of Common Shares as of the date of Grant of the SAR.

        (b) Tandem SARs. In the case of tandem SARs, the number of SARs granted to a Grantee that shall be exercisable during a specified period shall not exceed the number of Common Shares that the Grantee may purchase upon the exercise of the related Option during such period. Upon the exercise of an Option, the SARs relating to the Common Shares covered

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by such Option shall terminate. Upon the exercise of SARs, the related Option shall terminate to the extent of an equal number of shares of Common Shares.

        (c) Exercisability. An SAR shall be exercisable during the period specified by the Committee in the Grant Instrument and shall be subject to such vesting and other restrictions as may be specified in the Grant Instrument. The Committee may accelerate the exercisability of any or all outstanding SARs at any time for any reason. SARs may only be exercised while the Grantee is employed by, or providing service to, the Employer or during the applicable period after termination of employment or service as described in Section 5(f). A tandem SAR shall be exercisable only during the period when the Option to which it is related is also exercisable.

        (d) Grants to Non-Exempt Employees. Notwithstanding the foregoing, SARs granted to persons who are non-exempt employees under the Fair Labor Standards Act of 1938, as amended, shall have a base amount not less than 85% of the Fair Market Value of the Common Shares on the date of grant, and may not be exercisable for at least six months after the date of grant (except that such SARs may become exercisable, as determined by the Committee, upon the Grantee's death, Disability or retirement, or upon a Change of Control or other circumstances permitted by applicable regulations).

        (e) Value of SARs. When a Grantee exercises SARs, the Grantee shall receive in settlement of such SARs an amount equal to the value of the share appreciation for the number of SARs exercised, payable in cash, Common Shares or a combination thereof. The share appreciation for an SAR is the amount by which the Fair Market Value of the underlying Common Shares on the date of exercise of the SAR exceeds the base amount of the SAR as described in subsection (a).

        (f) Form of Payment. The Committee shall determine whether the appreciation in an SAR shall be paid in the form of cash, Common Shares, or a combination of the two, in such proportion as the Committee deems appropriate. For purposes of calculating the number of Common Shares to be received, Common Shares shall be valued at their Fair Market Value on the date of exercise of the SAR. If Common Shares are to be received upon exercise of an SAR, cash shall be delivered in lieu of any fractional share.

        8.      Performance Units

        (a) General Requirements. The Committee may grant performance units ("Performance Units") to an Employee, Non-Employee Trustee or Key Advisor. Each Performance Unit shall represent the right of the Grantee to receive an amount based on the value of the Performance Unit, if performance goals established by the Committee are met. A Performance Unit shall be based on the Fair Market Value of a share of Common Shares or on such other measurement base as the Committee deems appropriate. The Committee shall determine the number of Performance Units to be granted and the requirements applicable to such Units.

        (b) Performance Period and Performance Goals. When Performance Units are granted, the Committee shall establish the performance period during which performance shall

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be measured (the "Performance Period"), performance goals applicable to the
Units ("Performance Goals") and such other conditions of the Grant as the Committee deems appropriate. Performance Goals may relate to the financial performance of the Trust or its operating units, the performance of Common Shares, individual performance, or such other criteria as the Committee deems appropriate.

        (c) Payment with respect to Performance Units. At the end of each Performance Period, the Committee shall determine to what extent the Performance Goals and other conditions of the Performance Units are met, the value of the Performance Units (if applicable), and the amount, if any, to be paid with respect to the Performance Units. Payments with respect to Performance Units shall be made in cash, in Common Shares, or in a combination of the two, as determined by the Committee.

        (d) Requirement of Employment or Service. If the Grantee ceases to be employed by, or provide service to, the Employer during a Performance Period, or if other conditions established by the Committee are not met, the Grantee's Performance Units shall be forfeited. The Committee may, however, provide for complete or partial exceptions to this requirement as it deems appropriate.

        9. Equity Awards. The Committee may grant other types of stock-based awards (including, but not limited to, the grant of unrestricted shares or restricted share units) to any Employee, Non-Employee Trustee or Key Advisor, in such amounts and subject to such terms and conditions, as the Committee shall in its discretion determine, subject to the provisions of the Plan. Such Equity Awards may entail the transfer of actual Common Shares, payment in cash or amounts based on the value of the Common Shares.

        10.     Qualified Performance-Based Compensation.

        (a) Designation as Qualified Performance-Based Compensation. The Committee may determine that Performance Units, Share Awards or Equity Awards granted to an Employee shall be considered "qualified performance-based compensation" under section 162(m) of the Code. The provisions of this Section 10 shall apply to Grants of Performance Units, Share Awards and Equity Awards that are to be considered "qualified performance-based compensation" under section 162(m) of the Code.

        (b) Performance Goals. When Performance Units, Share Awards or Equity Awards that are to be considered "qualified performance-based compensation" are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the Performance Period during which the performance goals must be met, (iii) the threshold, target and maximum amounts that may be paid if the performance goals are met, and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and section 162(m) of the Code. The performance goals may relate to the Employee's business unit or the performance of the Trust and its parents and subsidiaries and affiliates as a whole, or any combination of the foregoing. The Committee shall use objectively determinable performance goals based on one or more of the following criteria: Common Share price, earnings per Common Share, net earnings, operating earnings, return on assets, shareholder return, return on

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equity, growth in assets, unit volume, sales, market share, or strategic business criteria consisting of one or more objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets or goals relating to acquisitions or divestitures.

        (c) Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the Performance Period or during a period ending no later than the earlier of (i) 90 days after the beginning of the Performance Period or (ii) the date on which 25% of the Performance Period has been completed, or such other date as may be required or permitted under applicable regulations under section 162(m) of the Code. The performance goals shall satisfy the requirements for "qualified performance-based compensation," including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met. The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals.

        (d) Maximum Payment. If Share Awards, Performance Units or Equity Awards are measured with respect to the Fair Market Value of Common Shares, are granted, not more than 100,000 Common Shares may be granted to an Employee under the Performance Units, Share Awards or Equity Awards for any Performance Period. If Performance Units or Equity Awards are measured with respect to other criteria, the maximum amount that may be paid to an Employee pursuant to Performance Units or Equity Awards with respect to a Performance Period is $500,000.

        (e) Announcement of Grants. The Committee shall certify and announce the results for each Performance Period to all Grantees immediately following the announcement of the Trust's financial results for the Performance Period. If and to the extent that the Committee does not certify that the performance goals have been met, the grants of Share Awards, Performance Units or Equity Awards for the Performance Period shall be forfeited or shall not be made, as applicable.

        (f) Death, Disability or Other Circumstances. The Committee may provide that Performance Units, Share Awards or Equity Awards shall be payable or restrictions on Share Awards shall lapse, in whole or in part, in the event of the Grantee's death or Disability during the Performance Period, or under other circumstances consistent with the Treasury regulations and rulings under section 162(m) of the Code.

        11.     Deferrals

        The Committee may permit or require a Grantee to defer receipt of the payment of cash or the delivery of Common Shares that would otherwise be due to such Grantee in connection with any Option or SAR, the lapse or waiver of restrictions applicable to Share Awards, or the satisfaction of any requirements or objectives with respect to Performance Units or Equity Awards. If any such deferral election is permitted or required, the Committee shall, in its sole discretion, establish rules and procedures for such deferrals.

        12.     Withholding of Taxes

        (a) Required Withholding. All Grants under the Plan shall be subject to applicable federal (including FICA), state and local tax withholding requirements. The Employer may require that the Grantee or other person receiving or exercising Grants pay to the Employer the amount of any federal, state or local taxes that the Employer is required to withhold with respect to such Grants, or the Employer may deduct from other wages paid by the Employer the amount of any withholding taxes due with respect to such Grants.

        (b) Election to Withhold Shares. If the Committee so permits, a Grantee may elect to satisfy the Employer's tax withholding obligation with respect to Options, SARs, Share Awards, Performance Units or Equity Awards paid in Common Shares by having shares withheld up to an amount that does not exceed the Grantee's minimum applicable withholding tax rate for federal (including
FICA), state and local tax liabilities. The election must be in a form and manner prescribed by the Committee and may be subject to the prior approval of the Committee.

        13.     Transferability of Grants

        (a) Nontransferability of Grants. Except as provided below, only the Grantee may exercise rights under a Grant during the Grantee's lifetime. A Grantee may not transfer those rights except (i) by will or by the laws of descent and distribution or (ii) with respect to Grants other than Incentive Stock Options, if permitted in any specific case by the Committee, pursuant to a domestic relations order or otherwise as permitted by the Committee. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights. Any such successor must furnish proof satisfactory to the Trust of his or her right to receive the Grant under the Grantee's will or under the applicable laws of descent and distribution.

        (b) Transfer of Nonqualified Stock Options. Notwithstanding the foregoing, the Committee may provide, in a Grant Instrument, that a Grantee may transfer Nonqualified Stock Options to family members, or one or more trusts or other entities for the benefit of or owned by family members, consistent with the applicable securities laws, according to such terms as the Committee may determine; provided that the Grantee receives no consideration for the transfer of an Option and the transferred Option shall continue to be subject to the same terms and conditions as were applicable to the Option immediately before the transfer.

        14.     Change of Control of the Trust

        As used herein, a "Change of Control" shall be deemed to have occurred if:

        (a) Any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act) becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Trust representing more than 50% of the voting power of the then outstanding securities of the Trust; provided that a Change of Control shall not be deemed to occur as a result of a change of ownership resulting from the Trust's initial public offering or the death of a shareholder, and a Change of Control shall not be deemed to occur as a result of a transaction in which the Trust becomes a subsidiary of another real estate investment trust and in which the shareholders of the Trust, immediately prior to the transaction, will beneficially own, immediately after the transaction, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the parent real estate investment trust would be entitled in the election of trustees (without consideration of the rights of any class of stock to elect trustees by a separate class vote);

        (b) The consummation of (i) a merger or consolidation of the Trust with another real estate investment trust where the shareholders of the Trust, immediately prior to the merger or consolidation, will not beneficially own, immediately after the merger or consolidation, shares entitling such shareholders to more than 50% of all votes to which all shareholders of the surviving real estate investment trust would be entitled in the election of trustees (without consideration of the rights of any class of stock to elect trustees by a separate class vote), or where the members of the Board, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of trustees of the surviving real estate investment trust, (ii) a sale or other disposition of all or substantially all of the assets of the Trust, or (iii) a liquidation or dissolution of the Trust; or

        (c) After the date this Plan is approved by the shareholders of the Trust, trustees are elected such that a majority of the members of the Board shall have been members of the Board for less than two years, unless the election or nomination for election of each new trustee who was not a trustee at the beginning of such two-year period was approved by a vote of at least two-thirds of the trustees then still in office who were trustees at the beginning of such period.

        15.     Consequences of a Change of Control

        (a) Assumption of Grants. Upon a Change of Control where the Trust is not the surviving real estate investment trust (or survives only as a subsidiary of another real estate investment trust), unless the Committee determines otherwise, all outstanding Options and SARs that are not exercised shall be assumed by, or replaced with comparable options or rights by, the surviving real estate investment trust (or a parent or subsidiary of the surviving real estate investment trust), and other outstanding Grants shall be converted to similar grants of the surviving real estate investment trust (or a parent or subsidiary of the surviving real estate investment trust).

        (b) Other Alternatives. Notwithstanding the foregoing, in the event of a Change of Control, the Committee may take any of the following actions with respect to any or all outstanding Grants: the Committee may (i) determine that outstanding Options and SARs shall accelerate and become exercisable, in whole or in part, upon the Change of Control or upon such other event as the Board determines, (ii) determine that the restrictions and conditions on outstanding Share Awards shall lapse, in whole or in part, upon the Change of Control upon such other event as the Board determines, (iii) determine that Grantees holding Performance Units or Equity Awards shall receive a payment in settlement of such Performance Units or Equity Awards in an amount determined by the Committee,
(iv) require that Grantees surrender their outstanding Options and SARs in exchange for a payment by the Trust, in cash or Common

Shares as determined by the Committee, in an amount equal to the amount by which the then Fair Market Value of the Common Shares subject to the Grantee's unexercised Options and SARs exceeds the Exercise Price of the Options or the base amount of SARs, as applicable or (v) after giving Grantees an opportunity to exercise their outstanding Options and SARs, terminate any or all unexercised Options and SARs at such time as the Committee deems appropriate. Such surrender, termination or settlement shall take place as of the date of the Change of Control or such other date as the Committee may specify. The Committee shall have no obligation to take any of the foregoing actions, and, in the absence of any such actions, outstanding Grants shall continue in effect according to their terms (subject to any assumption pursuant to subsection (a)).

        16.     Limitations on Issuance or Transfer of Shares.

        No Common Shares shall be issued or transferred in connection with any Grant hereunder unless and until all legal requirements applicable to the issuance or transfer of such Common Shares have been complied with to the satisfaction of the Committee. The Committee shall have the right to condition any Grant made to any Grantee hereunder on such Grantee's undertaking in writing to comply with such restrictions on his or her subsequent disposition of such Common Shares as the Committee shall deem necessary or advisable, and certificates representing such shares may be legended to reflect any such restrictions. Certificates representing Common Shares issued or transferred under the Plan will be subject to such stop-transfer orders and other restrictions as may be required by applicable laws, regulations and interpretations, including any requirement that a legend be placed thereon.

        17.     Amendment and Termination of the Plan

        (a) Amendment. The Board may amend or terminate the Plan at any time; provided, however, that the Board shall not amend the Plan without shareholder approval if such approval is required in order to comply with the Code or applicable laws, or to comply with applicable stock exchange requirements.

        (b) Shareholder Approval for "Qualified Performance-Based Compensation." If Performance Units, Share Awards or Equity Awards are granted as "qualified performance-based compensation" under Section 10 above, the Plan must be reapproved by the shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the provisions of Section 10, if required by section 162(m) of the Code or the regulations thereunder.

        (c) Termination of Plan. The Plan shall terminate on the day immediately preceding the tenth anniversary of its effective date, unless the Plan is terminated earlier by the Board or is extended by the Board with the approval of the shareholders.

        (d) Termination and Amendment of Outstanding Grants. A termination or amendment of the Plan that occurs after a Grant is made shall not materially impair the rights of a Grantee unless the Grantee consents or unless the Committee acts under Section 23(b). The termination of the Plan shall not impair the power and authority of the Committee with respect to an outstanding Grant. Whether or not the Plan has terminated, an outstanding Grant may be terminated or amended under Section 23(b) or may be amended by agreement of the Trust and the Grantee consistent with the Plan, so long as no previously granted Option is repriced, replaced or regranted through cancellation or by lowering the Exercise Price, unless the shareholders of the Trust provide prior approval.

        (e) Governing Document. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Trust and its successors and assigns.

        18.     Funding of the Plan

        This Plan shall be unfunded. The Trust shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Grants under this Plan. In no event shall interest be paid or accrued on any Grant, including unpaid installments of Grants.

        19.     Rights of Participants

        Nothing in this Plan shall entitle any Employee, Key Advisor, Non-Employee Trustee or other person to any claim or right to be granted a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any individual any rights to be retained by or in the employ of the Employer or any other employment rights.

        20.     No Fractional Shares

        No fractional Common Shares shall be issued or delivered pursuant to the Plan or any Grant. The Committee shall determine whether cash, other awards or other property shall be issued or paid in lieu of such fractional Common Shares or whether such fractional Common Shares or any rights thereto shall be forfeited or otherwise eliminated.

        21.     Headings

        Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

        22.     Effective Date of the Plan.

        The Plan shall be effective on September 17, 2003.

        23.     Miscellaneous

        (a) Grants in Connection with Corporate Transactions and Otherwise. Nothing contained in this Plan shall be construed to (i) limit the right of the Committee to make Grants under this Plan in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business or assets of any corporation, partnership, firm or association, including Grants to employees thereof who become Employees, or for other proper business purposes, or (ii) limit the right of the Trust to grant stock options or make other awards outside of this Plan. Without limiting the foregoing, the Committee may make a Grant to an employee of another corporation, partnership, trust or limited liability company who becomes an Employee by reason of a merger, consolidation, acquisition of shares or property, reorganization or liquidation involving the Trust, the Parent or any of their subsidiaries in substitution for a stock option or share award grant made by such company. The terms and conditions of the substitute grants may vary from the terms and conditions required by the Plan and from those of the substituted stock incentives. The Committee shall prescribe the provisions of the substitute grants.

        (b) Compliance with Law. The Plan, the exercise of Options and SARs and the obligations of the Trust to issue or transfer Common Shares under Grants shall be subject to all applicable laws and to approvals by any governmental or regulatory agency as may be required. With respect to persons subject to section 16 of the Exchange Act it is the intent of the Trust that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. In addition, it is the intent of the Trust that the Plan and applicable Grants under the Plan comply with the applicable provisions of section 162(m) of the Code, and section 422 of the Code. To the extent that any legal requirement of section 16 of the Exchange Act or section 162(m) or 422 of the Code as set forth in the Plan ceases to be required under section 16 of the Exchange Act or section 162(m) or 422 of the Code, that Plan provision shall cease to apply. The Committee may revoke any Grant if it is contrary to law or modify a Grant to bring it into compliance with any valid and mandatory government regulation. The Committee may also adopt rules regarding the withholding of taxes on payments to Grantees. The Committee may, in its sole discretion, agree to limit its authority under this Section.

        (c) Governing Law. The validity, construction, interpretation and effect of the Plan and Grant Instruments issued under the Plan shall be governed and construed by and determined in accordance with the laws of the State of Maryland, without giving effect to the conflict of laws provisions thereof.